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                       SECURITIES AND EXCHANGE COMMISSION

                         ------------------------------

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                      NOVEMBER 30, 1999 (NOVEMBER 19, 1999)






                              BETA OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)






    Nevada                 333-68381                     86-0876964
(State or other   (Commission File Number) (I.R.S. Employer Identification No.)
jurisdiction of
incorporation
or organization)






       901 Dove Street, #230, Newport Beach, Ca           92660
       (Address of principal executive offices)         (Zip Code)








                                 (949) 752-5212
              (Registrant's telephone number, including area code)








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Item 5.      OTHER EVENTS

Agreement and Plan of Merger

On November 19, 1999, Beta Oil & Gas, Inc. ("Beta") entered into a binding Agreement and Plan of Merger pursuant to which it will acquire Red River Energy, Inc. ("Red River") of Tulsa, Oklahoma, a private oil and natural gas production company. The purchase, which will be paid by the issuance of 2.25 million shares of Beta common stock and the guaranty by Beta of certain of Red River's bank indebtedness, received unanimous Board approval. The purchase is subject to approval by Beta shareholders.

The Agreement and Plan of Merger will be referred to in this document simply as the agreement. Upon the closing of this agreement, the Red River shareholders will convert all the issued and outstanding capital stock of Red River into 2,250,000 shares of Beta Common Stock. For purposes of effecting this transaction, Beta has formed a wholly owned subsidiary called Beta Acquisition Company, Inc. At closing, Red River will be merged into Beta Acquisition Company, Inc. and Red River shall continue as the surviving corporation. After closing, Red River will change its name to Beta Operating Company, Inc., "Beta Operating," and shall continue as Beta's wholly-owned operating and acquisition subsidiary.

The agreement provides that, among other things:

(_) Beta Operating will execute employment agreements with the Red River shareholders providing employment and non-compete terms ranging from a minimum of one to three years. Mr. Rolf Hufnagel, current president of Red River shall be appointed to the board of directors of Beta.

(_) Beta will use best efforts to cause the release of personal guarantees executed by the Red River shareholders which currently secure Red River's indebtedness with the Bank of Oklahoma of approximately $7.6 million. Beta has agreed that, upon closing of the agreement, it will execute a guaranty required by the bank in substitution of the personal guarantees of Red River shareholders.

(_) The 2,250,000 shares of Beta Common Stock to be issued to the Red River shareholders are subject to registration rights. The registration rights require Beta to file a shelf registration statement on or before March 31, 1999 for the purpose of registering the 2,250,000 for resale in the market from time to time.

The agreement is included as an exhibit to this report. The reader of this report is encouraged to read the agreement in its entirety for a complete description of all the relevant terms and conditions of the agreement and how it affects Beta.


Description of Properties Being Acquired

The assets of Red River Energy, Inc. consist of four components:

1) a 97.4% working interest (80% net revenue interest) in a 30,160 acre unit which is currently producing approximately 3.65 MMBTU/d and 120 Bopd from 22 active wells in the Hunton Limestone formation in Central Oklahoma;

2) an 85% working interest (68% net revenue interest) in 7,500 acres which are currently producing 960 MMBTU/d from 45 wells in the Atoka and Gilcrease formations in Eastern Oklahoma;

3) a gas gathering system consisting of 40 miles of pipeline which is currently transporting approximately 1650 MMBTU/d in Eastern Oklahoma; and

4) a 46 well coal bed methane project also located in Eastern Oklahoma which is currently under development and producing approximately 600 MMBTU/d.

Excluding the coal bed methane project, the properties being acquired contain estimated proved producing recoverable reserves totaling approximately 22.5 billion cubic feet of natural gas and 504,000 barrels of oil having a net present value discounted at 10% of approximately $23.5 million. Red River and Beta believe the coal bed methane and Hunton project acreage have additional development potential. Red River Energy, Inc. is the operator of all its properties. Beta intends to retain, operate and develop the properties through its wholly-owned subsidiary, Beta Operating Company, Inc.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

See Exhibit 2.0 immediately following the signature page which contains the Agreement and Plan of Merger dated November 19, 1999.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.





                                                  BETA OIL & GAS, INC.


Date:  November 30, 1999                      By    /s/ J. Chris Steinhauser
                                                    ------------------------
                                                    J. Chris Steinhauser
                                                    Chief Financial Officer,
                                                    Principal Accounting Officer
                                                    and Director